Exhibit 10.2

Execution Version

TraQiQ, Inc.

EXCHANGE SUBSCRIPTION AGREEMENT

TraQiQ, Inc.

1931 Austin Drive

Troy, MI 48083

Ladies and Gentlemen:

The undersigned holder(s) (the “Holder”) of ______ shares (the “Shares”) of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) of TraQiQ, Inc. (the “Company”), does hereby certify to, and agree with, the Company as follows:

1. The Holder is the owner of the number of shares of Series B Preferred Stock set forth above.

2. The Company has offered the Holder the opportunity to subscribe for and purchase Series [_] Rights to Receive Common Stock in the form annexed hereto (the “Rights”) that are exchangeable for an aggregate of ____ shares of Common Stock, par value $.0001 per share (the “Common Stock”), of the Company, in exchange all of the Shares.

3. The Holder does hereby irrevocably subscribe to purchase Rights that are exchangeable for ______ shares of Common Stock, which Rights shall be paid for in full by delivering to the Company for exchange and cancellation all of the Shares, together with a stock power for the transfer of the Shares executed by the Holder in blank and, if the Holder is a partnership, corporation or trust, such board or directors or managers or other approval as shall be required by the transfer agent for the Series B Preferred Stock to effect the transfer to the Company or cancellation of such shares. Upon acceptance by the Company of such subscription, the Holder’s Shares shall be cancelled by the Company, and the Company shall have no further obligations with respect thereto.

4. The Holder hereby acknowledges, represents, warrants and agrees as follows:

(a) None of the Rights or the shares of Common Stock to be issued to the Holder upon exchange of the Rights are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Holder understands that the offering and sale of such Rights is intended to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof and the regulations promulgated thereunder, based, in part, upon the representations, warranties and agreements of the parties contained in this Exchange Subscription Agreement;

(b) The Holder has received all documents related to the Company requested by the Holder, has carefully reviewed them and understands the information contained therein, and the Holder, prior to the execution of this Exchange Subscription Agreement, has had access to the same kind of information that would be available in a registration statement filed by the Company under the Securities Act;

(c) Neither the Securities and Exchange Commission nor any state securities commission has approved the Rights to be issued hereunder, or passed upon or endorsed the merits of the offering of such Rights;

(d) The Holder has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Holder;

(e) In evaluating the suitability of an investment in the Company, the Holder has not relied upon any representation or other information (oral or written) other than as contained in documents or answers to questions so furnished to the Holder by the Company;

(f) The Holder is acquiring the Rights solely for the Holder’s own account for investment and not with a view to resale or distribution thereof, in whole or in part; the Holder has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of such Rights; and the Holder has no plans to enter into any such agreement or arrangement; and

(g) The Holder meets the requirements of at least one of the suitability standards for an “accredited investor” as such term is defined the Securities Act.

5. The Company represents to the Holder that neither the Company nor any of its subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by this Exchange Subscription Agreement. The Company hereby acknowledges that the holding period of the Rights and the shares of Common Stock issuable upon exercise of the Rights shall tack back to the date the Shares exchanged therefor was originally issued by the Company to the Holder (or their assignor) and it covenants not to take any position to the contrary.

6. This Exchange Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York relating to contracts entered into and to be performed wholly within such State.

7. (a) This Exchange Subscription Agreement constitutes the entire agreement between the Holder and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Exchange Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b) The Holder’s representations and warranties made in this Exchange Subscription Agreement shall survive the execution and delivery hereof and the delivery of the Rights contemplated hereby.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Exchange Subscription Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

(d) This Exchange Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Exchange Subscription Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Exchange Subscription Agreement.

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IN WITNESS WHEREOF, the Holder has executed this Exchange Subscription Agreement this ___ day of July, 2023.

If the Holder is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Holder(s)

Date	Address

If the Holder is a PARTNERSHIP, CORPORATION, or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation or Trust	Identification Number

Date

By:
Name:	State of Organization
Title:

Address

SUBSCRIPTION ACCEPTED AND AGREED TO

this ____ day of July, 2023

TRAQIQ, INC.

By:
Title:	Chief Executive Officer

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